EXHIBIT 1
                             Joint Filing Agreement
                             ----------------------


                  Each of the undersigned hereby agree that the statement on Amendment No. 1 to the Schedule 13D with respect to the Common Stock, $1.00 par value per share, of Handy & Harman, dated January 27, 1998 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934.


Dated: January 27, 1998                      WHX CORPORATION



                                             By:/s/ Stewart E. Tabin
                                                -------------------------------
                                                Stewart E. Tabin,
                                                Assistant Treasurer


                                             HN ACQUISITION CORP.


                                             By:/s/ Stewart E. Tabin
                                                -------------------------------
                                                Stewart E. Tabin
                                                Vice President